UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report – October 20, 2010

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA 19610
(Address of principal executive offices)	(Zip Code)

Area Code (610) 373-2400

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Plan Award

As discussed in detail in the Penn National Gaming, Inc. (the “Company”) Proxy Statement for the 2010 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 30, 2010 (the “Proxy Statement”), the Company’s annual incentive plan for its senior management utilizes both an internal measure and an external measure to determine the annual incentive opportunity for participants.  The external measure is based on the Company’s free cash flow per share as compared against its peer group; however, the free cash flow results for the Company’s peer group were not determined at the time the Proxy Statement was filed and therefore the free cash flow awards for the named executive offices for 2009 had not been granted at such time.

Based on the Company’s free cash flow results as compared to its peers, the free cash flow awards for 2009 have been determined and on October 20, 2010, the Compensation Committee of the Board of Directors of the Company, pursuant to the Company’s 2008 Long Term Incentive Compensation Plan (the “Plan”), approved the grant to each of the Company’s named executive officers of a phantom stock unit award based on a per share price of $30.65, the closing stock price on Tuesday, October 19, 2010, as follows: (1) Peter M. Carlino, Chairman and Chief Executive Officer, 67,103 units; (2) Timothy J. Wilmott, President and Chief Operating Officer, 45,703 units; (3) William J. Clifford, Senior Vice President Finance and Chief Financial Officer, 23,486 units; (4) John Finamore, Senior Vice President Regional Operations 10,440 units; and (5) Jordan B. Savitch, Senior Vice President and General Counsel, 9,059 units.

Each phantom stock unit award is scheduled to vest as follows: 2/9 of the aggregate award to the executive on each of the 1st, 2nd and 3rd anniversaries of the date of grant and 1/6 of the aggregate award to the executive on each of the 4th and 5th anniversaries of the date of grant and is subject to certain forfeiture restrictions.  The Company will deliver to the executive a cash payment for each vested unit on, or promptly after, each vesting date, subject to continued employment with the Company.  The forfeiture restrictions lapse in their entirety as of the occurrence of any of the following events:  employment of the executive with the Company terminates because of his death or Disability (as defined in the Plan); or, a Change of Control (as defined in the Plan) occurs.

The phantom stock unit awards will be reported in the “Stock Awards” column of the Summary Compensation Table of the Company’s proxy statement based upon the aggregate grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.   The following table includes the grant date fair value of each phantom stock unit award and the revised aggregate total compensation for each named executive officer for 2009:

Name and Principal Position	Phantom Stock Unit Award ($)	Total 2009 Compensation ($)

Peter M. Carlino Chairman and Chief Executive Officer	2,056,707	8,301,625

Timothy J. Wilmott President and Chief Operating Officer	1,400,797	5,698,895

William J. Clifford Senior Vice President Finance and Chief Financial Officer	719,846	3,512,795

John V. Finamore Senior Vice President - Regional Operations	319,986	1,466,983

Jordan B. Savitch Senior Vice President and General Counsel	277,658	1,595,024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 26, 2010	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer